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                                                                                                                          EXHIBIT 11

                                               THE BEAR STEARNS COMPANIES INC.
                                       STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                       (In thousands, except share and per share data)

                                                                Fiscal Year Ended     Five Months Ended    Fiscal Year Ended
                                                                November 30, 2000     November 26, 1999      June 30, 1999
                                                                ----------------      -----------------    -----------------

Weighted average common shares outstanding (1):

Average common shares outstanding                                       116,235              122,832              131,791
Average common shares issuable assuming conversion of CAP Units          34,860               42,262               33,217
Average common shares issuable under employee benefit plans                 342                  490                  475
                                                                ----------------       --------------       --------------
Total weighted average common shares outstanding (basic)                151,437              165,584              165,483

Effect of dilutive securities:
     Employee stock options                                                 372
     Restricted units                                                       225
                                                                ----------------       --------------       --------------

Total weighted average common shares outstanding and dilutive
   potential common shares                                              152,034              165,584              165,483
                                                                ================       ==============       ==============

Net income                                                            $ 773,183            $ 285,814            $ 673,048

Preferred stock dividends                                               (39,113)             (16,297)             (39,430)

Income adjustment (net of tax) applicable
      to deferred compensation arrangements                              79,484               25,839               71,728
                                                                ----------------       --------------       --------------

Net earnings available to common shareholders                         $ 813,554            $ 295,356            $ 705,346
                                                                ================       ==============       ==============

Basic EPS (1)                                                         $    5.37            $    1.78            $    4.26
Diluted EPS (1)                                                       $    5.35            $    1.78            $    4.26



(1) Reflects all stock dividends prior to November 30, 2000.

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

                                                                                                                          EXHIBIT 11

                         THE BEAR STEARNS COMPANIES INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                      (In thousands, except per share data)


(continued)


                                                                   Fiscal Year Ended
                                                                   June 30, 1998
                                                                   ---------------

Weighted average common shares outstanding (1):

Average common shares outstanding                                         132,803
Average common shares issuable assuming conversion of CAP Units            33,147
Average common shares issuable under employee benefit plans                   506
                                                                   ---------------
Total weighted average common shares outstanding (basic)                  166,456

Effect of dilutive securities:
     Employee stock options
     Restricted units
                                                                   ---------------

Total weighted average common shares outstanding and dilutive
   potential common shares                                                166,456
                                                                   ===============

Net income                                                              $ 660,429

Preferred stock dividends                                                 (31,012)

Income adjustment (net of tax) applicable
      to deferred compensation arrangements                                64,951
                                                                   ---------------

Net earnings available to common shareholders                           $ 694,368
                                                                   ===============

Basic EPS (1)                                                           $    4.17
Diluted EPS (1)                                                         $    4.17



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(1) Reflects all stock dividends prior to November 30, 2000.




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